Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July 29, 2016, is entered into by and between Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and the Buyer(s) set forth on the signature page(s) affixed hereto (individually, a “Buyer” or collectively, the “Buyers”).

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, as provided herein, and the Buyers shall purchase from the Company, in one or more closings, a minimum of $2,000,000 (the “Minimum Amount”) and a maximum of $3,000,000 (the “Maximum Amount”) of proceeds, net of placement agent fees and expenses from the sale of the Company’s 12% Senior Secured Promissory Notes, with a term of twelve (12) months, substantially in the form of Exhibit A to this Agreement (the “Notes”), at a purchase price of 100% (par) per Note (the “Purchase Price”); and the total Purchase Price shall be allocated among the Buyer(s) in the respective amounts set forth on the Buyer Omnibus Signature Page(s), affixed hereto (the “Subscription Amount”); and

WHEREAS, in the event that the offering of Notes (the “Offering”) is oversubscribed, the Company, with the consent of the Placement Agent (as defined below), may sell additional Notes to provide an additional $500,000 in net proceeds from the sale of Notes; and

WHEREAS, the Notes will rank pari passu with all other Notes and will be senior to all existing and future indebtedness of the Company, except for trade payables and accrued liabilities incurred in the ordinary course of business, and will, subject to the continuing rights of licensees under existing Company licenses of Company intellectual property to third parties or as otherwise provided in the security agreement among the Company, the Buyers and Intuitive Venture Partners, LLC, as collateral agent (the “Collateral Agent”), substantially in the form of Exhibit B to this Agreement (the “Security Agreement”), including the limitation that the security interest will not apply to intellectual property licensed to the Company by third parties to the extent that the applicable license or applicable law expressly prohibits the grant of a security interest thereon, be secured by a first priority security interest in and lien on all now owned or hereafter acquired intellectual property of the Company and its subsidiaries pursuant to the terms of the Security Agreement; and

WHEREAS, if, on or after September 1, 2016, and while the Notes remain outstanding, the Company completes an offering of (i) Company equity securities (or other Company securities convertible, exercisable or exchangeable for Company equity securities) in the amount of at least $5,000,000, or in the case of a solicitation (a “Warrant Solicitation”) of the exercise of outstanding Company warrants issued in connection with the Company’s July 2014 private placement offering, including both placement agent and investor warrants (the “July 2014 Warrants”), an offering of at least $2,000,000, (both the $5,000,000 and $2,000,000 offerings being an “Equity or Equity Equivalent Offering”), or (ii) an alternative financing transaction (“Alternative Financing”) not constituting an Equity or Equity Equivalent Offering including, but not limited to, transactions involving a business combination, a debt financing, an asset sale or any other financing transaction which, directly or indirectly, increases the Company’s cash and cash equivalent assets by not less the $5,000,000, (an Equity or Equity Equivalent Financing and an Alternative Financing being hereafter referred to collectively as a “Qualified Offering”), the entire outstanding principal amount of, and interest accrued but unpaid on, the Notes will automatically become due and payable; and

WHEREAS, if the Company completes and closes a transaction which would be deemed to be an Equity or Equity Equivalent Financing or Alternative Financing but for the fact that such Equity or Equity Equivalent Financing or Alternative Financing closes prior to September 1, 2016 (a “Non-Qualified Offering”), the maturity date of the Notes will be accelerated to September 1, 2016; and

WHEREAS, upon acceleration of the maturity date of the Notes following a Qualified Offering or Non-Qualified Offering, the principal and interest then due on the Notes will be payable, at the discretion of the Company, in cash or shares of the Company’s common stock (“Common Stock”) although payments will be payable in cash only to the extent that after such payments the Company will have a minimum of $10,000,000 in cash, cash equivalents (such as money market accounts) and marketable securities (in the form of short term investments which can be immediately converted into cash) remaining; and

WHEREAS, except in the case of a Warrant Solicitation involving a Warrant Restructuring (as defined below), payments being made in Common Stock will, in the event of an Equity or Equity Equivalent Offering, be made based upon a valuation per share equal to 50% of the price per share of the shares sold in the Equity or Equity Equivalent Offering or 50% of the price at which securities sold in the Equity or Equity Equivalent Offering can be converted into or exercised for shares of Common Stock; and

WHEREAS, in the case of a Warrant Solicitation in which the warrant exercise price is revised and multiple shares of Common Stock become issuable to warrant holders upon the exercise of each warrant (a “Warrant Restructuring”) rather than the single share presently contemplated to be issued upon exercise of each warrant, the price (the “Average Exercise Price”) obtained by dividing the revised exercise price by the number of shares issuable upon exercise of each warrant will be deemed to be the exercise price for valuation purposes, and the payments, if any, being made in Common Stock, will be based upon a valuation per share equal to 50% of the Average Exercise Price; and

WHEREAS, payments to be made in Common Stock will, in the event of an Alternative Financing, be payable at a price per share equal to 50% of the volume weighted average price for the Common Stock on the principal market or exchange on which the Common Stock is sold for the twenty (20) trading days immediately prior to the closing date of the Alternative Financing; and

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WHEREAS, payments to be made in Common Stock will, in the event of a Non-Qualified Offering, be payable in the same manner as an Alternative Financing, however the Common Stock payment calculation will involve the substitution of the accelerated maturity date for the closing date of the Alternative Financing; and

WHEREAS, except as otherwise provided herein, or in the Notes, monthly interest payable in shares Common Stock shall be payable in accordance with the discounted weighted average price formula above substituting the interest payment due date for the closing date of the Alternative Financing; and

WHEREAS, subject to the closing of a Qualified Offering or Non-Qualified Offering, the Buyers and Placement Agent shall have registration rights with respect to the resale of any Common Stock representing payments of principal or interest in the case of Buyer and with respect to Common Stock underlying Placement Agent Warrants in the case of the Placement Agent; and

WHEREAS, in the case of a Warrant Solicitation involving a Warrant Restructuring, the Buyers and Placement Agent shall have automatic registration rights with respect to the resale of any Common Stock representing payments of principal or interest in the case of Buyer and with respect to Common Stock underlying Placement Agent Warrants in the case of the Placement Agent on terms no less favorable than those contained in the July 31, 2014 Registration Rights Agreement among the Company and purchasers of Company units in the private placement offering of the Company which was completed on July 31, 2014; and

WHEREAS, the Company may offer Notes at any time through and including July 22, 2016, subject to a 15 day extension if agreed to by the Company and the Placement Agent (as such date may be extended, the “Offering Period”); and

WHEREAS, subject to acceleration, the Notes will be due and payable twelve (12) months from the date of issuance, and will accrue interest at the rate of 12% per annum, with such interest being due and payable commencing September 1, 2016 and monthly thereafter in shares of Common Stock provided that in the event that on an interest payment date the anti-dilution provisions presently in effect with respect to the July 2014 Warrants would be triggered by the payment of interest in Common Stock, interest payments may be made in cash; and

WHEREAS, in the event of a sale of the Company during the term of the Notes, at the closing of such sale, at the option of each Buyer, a Buyer will be entitled to receive an amount equal to 1.5X the principal amount of, and any accrued and unpaid interest on Buyer’s Note payable in cash or an equivalent amount of securities of the acquiring entity at the acquiring entity’s discretion; and

WHEREAS, the aggregate proceeds from the sale of the Notes shall be held in escrow, pending each Closing, pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”); and

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WHEREAS, Katalyst Securities LLC (the “Placement Agent”), a Financial Industry Regulatory Authority (“FINRA”) registered broker-dealer, will act as the Company’s exclusive Placement Agent, on a reasonable best efforts basis, in connection with the Offering; and

WHEREAS, the Placement Agent will be paid at each Closing a cash commission of 10% of the gross amount of funds raised in the Offering (the “Placement Agent Cash Fee”), and, subject to the completion of a Qualified Offering or Non-Qualified Offering prior to the repayment in full of the Notes in cash, will receive ten-year warrants (“Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 10% of the number of shares into which Notes sold in the Offering are issued at maturity upon a Qualified Offering or Non-Qualified Offering, as applicable, with an exercise price per share equal to the price per share at which payments in Common Stock are made to Buyers or, in the case of a Qualified Offering involving a Warrant Solicitation and Warrant Restructuring, the Average Exercise Price per share being paid by holders of July 2014 Warrants following a Warrant Restructuring; provided, however, that if the Notes are repaid in cash in full prior to the closing of a Qualified Offering or Non-Qualified Offering, the Placement Agent shall not be entitled to any Placement Agent Warrants hereunder; and

WHEREAS, any sub-agent of the Placement Agent that introduced or introduces investors to the Offering will be entitled to share in the Placement Agent Cash Fee and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent agreement between the sub-agent(s) and the Placement Agent.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.          PURCHASE AND SALE OF NOTES.

(a)          Purchase of Notes.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at the applicable closing (each, a “Closing”), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Notes in the principal amounts set forth on the Buyer Omnibus Signature Page, attached hereto as Annex A, for each Buyer affixed hereto. Upon a Buyer’s execution of this Agreement on the Buyer Omnibus Signature Page and Buyer’s completion of the Investor Certification, attached hereto as Annex B, the Investor Profile, attached hereto as Annex C, the Anti-Money Laundering Information Form, attached hereto as Annex D, and if applicable, the Wire Transfer Authorization (each attached hereto), the Buyer shall wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in same-day funds, in accordance with the instructions set forth immediately below, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith.

Wire Instructions

Bank Name:	PNC Bank
Bank Address:	300 Delaware Avenue Wilmington, DE 19801

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ABA/Routing #:	031100089
SWIFT Code:	PNCCUS33
Account Name:	Delaware Trust Company
Account Number:	5605012373
FFC:	ENUMERAL BIOMEDICAL HOLDINGS, INC. Subscription Escrow #2; Account #79-2702
MUST INCLUDE THE SUBSCRIBER’S NAME

(b)          Closing Date.  The initial closing of the purchase and sale of the Notes (the “First Closing”) shall take place on or before the fifth (5th) business day following the satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer(s)). There may be multiple Closings, subject to prior termination, until such time as subscriptions for the sale of the Notes up to the Maximum Amount are accepted (the date of any such Closing is hereinafter referred to as a “Closing Date”). Each Closing shall occur on a Closing Date at the offices of CKR Law LLP, 1330 Avenue of the Americas, 14th Floor, New York, New York 10019 (or such other place as is mutually agreed to by the Company and the Buyer(s)). The Notes may be offered and sold through the end of the Offering Period.

(c)          Escrow Arrangements; Form of Payment.  Upon execution hereof by the Buyer and pending each Closing, the Purchase Price shall be deposited in a non-interest bearing escrow account with Delaware Trust Company, as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement. Subject to the satisfaction of the terms and conditions of this Agreement, (i) on the Closing Date, the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date, and (ii) promptly after the Closing Date, but in no instance more than seven (7) business days after the Closing, the Company shall deliver to the Buyer(s), the Notes, duly executed on behalf of the Company.

(d)          Acceptance of Subscriptions.  Each Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part, notwithstanding prior receipt by the Buyer of notice of acceptance of this subscription. If the subscription is rejected in whole or the Offering of the Notes is terminated, all funds received by the Escrow Agent from the Buyer will be promptly returned without interest or offset, and this subscription shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extent that this subscription was accepted.

(e)          Registration Rights.

(i)          Piggyback Registration Rights.  Subject to the closing of a Qualified Offering or Non-Qualified Offering, each Buyer and the Placement Agent (together with any permitted transferees of Buyer’s Note or underlying shares or the Placement Agent’s Warrants or underlying shares, as applicable, a “Holder”) is hereby granted registration rights with respect to the shares (the “Registrable Shares”), which may be issued to a Holder as interest and/or as principal upon the accelerated maturity of the Note following or as the result of a Qualified Offering or Non-Qualified Offering or upon exercise of the Placement Agent Warrants in each case on a pari passu basis with, and upon substantially the same terms as the registration rights granted to, the investors in a Qualified Offering or Non-Qualified Offering, as applicable.

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(ii)         Automatic Registration Rights.  In the case of a Warrant Solicitation involving a Warrant Restructuring, the Company shall, without any required action by a Holder, register the resale of the Registrable Shares, together with the shares underlying the July 2014 Warrants, as restructured (the “July 2014 Warrant Shares”), on a registration statement (the “Automatic Registration Statement”), on Form S-1 or such other available form. The terms of such automatic registration right are subject to and shall be set forth in a Registration Rights Agreement among the Company, the Holders, and the holders of restructured July 2014 Warrants, to be entered into in conjunction with the Warrant Solicitation. The Registration Rights Agreement will contain customary terms and conditions which shall be no less favorable to the Holders than those contained in the July 31, 2014 Registration Rights Agreement among the Company and purchasers of Company units in the private placement offering of the Company which was completed on July 31, 2014.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:

(a)          Investment Purpose.  Each Buyer is acquiring the Notes, and, if applicable, the Registrable Shares (the Notes and the Registrable Shares being hereinafter referred to collectively as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. Each Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b)          Residence of Buyer.  Each Buyer resides in the jurisdiction set forth on the Buyer Omnibus Signature Page affixed hereto.

(c)          Accredited Investor Status.  The Buyer meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, for the reason set forth on the Investor Certification attached hereto as Annex B, or is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S.

(d)          Non-US Person.  If a Buyer is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Notes on behalf of a person in the United States or a U.S. Person:

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(i)          neither such Buyer nor any disclosed principal is a U.S. Person nor are they subscribing for the Notes for the account of a U.S. Person or for resale in the United States and such Buyer confirms that the Notes have not been offered to such Buyer in the United States and that this Agreement has not been signed in the United States;

(ii)         such Buyer acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(iii)        such Buyer and if applicable, the disclosed principal for whom such Buyer is acting, understands that the Company is the seller of the Notes and underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, such Buyer and if applicable, the disclosed principal for whom such Buyer is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Notes or underlying securities other than to a non-U.S. Person;

(iv)        such Buyer and if applicable, the disclosed principal for whom such Buyer is acting, acknowledges and understands that in the event the Notes are offered, sold or otherwise transferred by such Buyer or if applicable, the disclosed principal for whom such Buyer is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(v)         neither such Buyer nor any disclosed principal will offer, sell or otherwise dispose of the Notes or the underlying securities in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.

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(e)          Accredited Investor Qualifications.  A Buyer (i) if a natural person, represents that such Buyer has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Notes, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom such Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Buyer is a party or by which it is bound.

(f)          Buyer Relationship with Brokers.  The Buyer’s substantive relationship with a broker, if any, for the transactions contemplated hereby, or subagent thereof (collectively, “Brokers”), through which a Buyer may be subscribing for the Notes predates such Broker’s contact with the Buyer regarding an investment in the Notes.

(g)          Solicitation.  The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the Notes through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Notes and is not subscribing for the Notes and did not become aware of the offering of the Notes through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a person not previously known to the Buyer in connection with investments in securities generally.

(h)          Brokerage Fees.  Except as otherwise provided herein, the Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

(i)          Buyer’s Advisors.  The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Notes to evaluate the merits and risks of an investment in the Notes and the Company and to make an informed investment decision with respect thereto.

(j)          Buyer Liquidity.  Each Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time, and after purchasing the Notes, the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. The Buyer must bear and acknowledges the substantial economic risks of the investment in the Notes including the risk of illiquidity and the risk of a complete loss of this investment.

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(k)          High Risk Investment.  The Buyer is aware that an investment in the Notes, and, if applicable, the Registrable Shares, involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes, and, if applicable, the Registrable Shares. Buyer acknowledges that, among other things, while the Company and its subsidiaries shall have entered into the Security Agreement with the Buyer and the Collateral Agent, pursuant to which the Company and its subsidiaries shall have granted and conveyed to the Collateral Agent, for the benefit of the Buyer, a security interest in intellectual property of the Company and its subsidiaries, as security for the full and timely repayment of the Note, which shall be governed by the laws of the State of New York, neither the Company nor the Collateral Agent has and neither of them intends to take any action to perfect any security interest in any intellectual property of the Company and its subsidiaries in any jurisdiction outside of the United States of America.

(l)          Reliance on Exemptions.  Each Buyer understands that the Notes and, if applicable, the Registrable Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(m)          Information.  Each Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such Buyer requested and deemed material to making an informed investment decision regarding such Buyer’s purchase of the Notes and the underlying securities. Each Buyer and its Advisors have been afforded the opportunity to review such documents and materials, as well as the Company’s SEC Filings, as such term is defined below (hard copies of which were made available to the Buyer upon request to the Company or were otherwise accessible to the Buyer via the SEC’s EDGAR system), and the information contained therein. Each Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management. Each Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, each Buyer understands and represents that such Buyer is purchasing the Notes notwithstanding the fact that the Company and its subsidiaries may disclose in the future certain material information the Buyer has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries, nor any other due diligence investigations conducted by such Buyer or its Advisors, shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

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(n)          No Other Representations or Information.  In evaluating the suitability of an investment in the Notes and if applicable, the Registrable Shares, the Buyer has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement, the Security Agreement and the Notes. No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the Notes.

(o)          No Governmental Review.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes (or the Registrable Shares), or the fairness or suitability of the investment in the Notes (or the Registrable Shares), nor have such authorities passed upon or endorsed the merits of the offering of the Notes (or the Registrable Shares).

(p)          Transfer or Resale.  Each Buyer understands that: (i) the Notes and Registrable Shares have not been and may not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not, and except as otherwise set forth in this Agreement, no other person is, under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Registrable Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Notes (or the Registrable Shares), nor can there be any assurance that the Notes (or the Registrable Shares) will be freely transferable at any time in the foreseeable future.

(q)          Legends.  Each Buyer understands that the certificates or other instruments representing the Notes (and the Registrable Shares) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

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For U.S. Persons:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

For Non-U.S. Persons:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

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The Company shall use its commercially reasonable efforts to cause its Transfer Agent to remove the legend set forth above and, within three (3) business days, shall issue a certificate without such legend to the holder of the Notes (and the Registrable Shares) upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Buyer or its broker make the necessary representations and warranties to the transfer agent for the Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Notes (and the Registrable Shares) are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Notes (or the Registrable Shares) may be made without registration under the Securities Act.

(r)          Organization and Standing of Buyer.  If the Buyer is an entity, it is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. If the Buyer is an individual, he or she is at least the greater of (a) eighteen (18) years of age or (b) the age of legal majority in his or her jurisdiction of residence.

(s)          Authorization, Enforcement.  The Buyer has the requisite power and authority to enter into and perform under this Agreement and the Security Agreement (collectively, together with the Notes, the “Transaction Documents”) and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or Buyer’s Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents (to the extent the Buyer is party thereto) have been duly authorized, executed and delivered by such Buyer and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(t)          No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Buyer is not an individual, result in a violation of such Buyer’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Buyer). Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Notes in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(u)          Receipt of Documents.  Each Buyer, its counsel and/or its Advisors have received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Buyer has received answers to all questions such Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(v)         Status as a Former Shell Company.  Each Buyer understands that the Company is a former “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. The Company ceased to be a “shell company” on July 31, 2014, and filed Form 10 type information under cover of Form 8-K on August 6, 2014. Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after such company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, such company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to resale under an effective registration statement.

(w)          Trading Activities.  The Buyer’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Common Stock is listed or traded. Neither the Buyer nor its affiliates has an open short position in the Common Stock and, except as set forth below, the Buyer shall not, and shall not cause any of its affiliates under common control with the Buyer, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (“FINRA”) rules or any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the Buyer(s) no longer own Registrable Shares. Without limiting the foregoing, the Buyer agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Buyer.

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(x)          Regulation FD.  Each Buyer acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Notes. Each Buyer further acknowledges that prior to receiving such information, Buyer executed a confidentiality agreement or similar agreement with the Company. The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Notes, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

(y)          No Legal Advice from the Company.  Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors. Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(z)          No Group Participation.  Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the Notes (and, if applicable, the Registrable Shares).

(aa)         Reliance.  Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in this Agreement and the related summary term sheet and transmittal letter, if any. The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes. Within five (5) days after receipt of a request from the Company or any Broker, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

(bb)         (For ERISA plan Buyers only).  The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Buyer fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

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(cc)         Anti-Money Laundering; OFAC.

[The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations. The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer’s identity to OFAC. The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(dd)         Each Buyer is aware that some of the Members of Intuitive Venture Partners, LLC (“Intuitive”) are registered representatives registered with the Placement Agent, and may receive a portion of the Placement Agent Cash Fee and/or Placement Agent Warrants as described above. . Intuitive is also acting as Collateral Agent. Each Buyer, for itself and on behalf of its affiliates, expressly waives any conflicts of interest or potential conflicts of interest discussed in this paragraph and agrees that neither the Placement Agent nor the Collateral Agent or their affiliates, officers, directors or members shall have any liability to the Buyer or its affiliates, and the Buyer and its affiliates shall have no liability to the Placement Agent, the Collateral Agent or their affiliates, officers, directors or members, with respect to such conflicts of interest or potential conflicts of interest.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)          Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted, and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company’s subsidiaries, if any, are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on their respective business or properties.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(b)          Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Notes in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes have been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity)..

(c)          Capitalization.  The authorized capital stock of the Company as of the First Closing will be as set forth in the Company’s SEC Filings (as defined below). All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the SEC Filings, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth herein or in the SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; (ii) outstanding debt securities; (iii) agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; or (iv) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The Company makes no representation or warranty as to the applicability to this Offering of the anti-dilution protection provisions contained in the transaction documents for the Company’s July 2014 private placement offering. The Notes are (and the Registrable Shares if and when issued, will be) free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Notes). No co-sale right, right of first refusal or other similar right exists with respect to the Notes (or the Registrable Shares) or the issuance and sale thereof.

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(d)          Issuance of Securities.  The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. If and when issued, upon maturity of the Notes in accordance with the Transaction Documents, the Registrable Shares will be duly issued, fully paid and nonassessable.

(e)          No Conflicts.  None of the execution and delivery of or performance by the Company under each Transaction Document or the consummation of the transactions contemplated by the Transaction Documents conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Certificate of Incorporation as in effect on the date hereof or any Closing Date for the Offering (the “Certificate of Incorporation”) or By-Laws as in effect on the date hereof or any Closing Date for the Offering (the “By-Laws”) of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents and the valid issuance or sale of the Notes and the Registrable Shares, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state or foreign securities laws, which shall be timely filed by the Company. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company and each subsidiary of the Company is not in violation of any term of or in default under its Certificate of Incorporation or By-Laws. Except those which could not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in the Company’s SEC Filings, neither the Company nor any subsidiary of the Company is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company and any subsidiary of the Company. The business of the Company and each subsidiary of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(f)          SEC Filings; Financial Statements.  Except for the Company’s Form 8-K filed on August 8, 2014, the Company has filed and has, within the past two years, timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Filings”). The SEC Filings are available to the Buyers via the SEC’s EDGAR system. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements of the Company included in the Company’s SEC Filings for the period from inception through December 31, 2015, and any subsequent unaudited interim financial statements included in the Company’s SEC Filings (collectively, the “Financial Statements”) present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings.

(g)          Absence of Litigation.  Except as set forth in the Company’s SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

(h)          Acknowledgment Regarding Buyer’s Purchase of the Notes.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes (and the Registrable Shares, if applicable). The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(i)          No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.

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(j)          No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes under the Securities Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k)          Employee Relations.  The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not party to any collective bargaining agreement. To the best of the Company’s knowledge, the Company’s employees are not members of any union, and the Company’s relationship with its employees is good.

(l)          Intellectual Property Rights.  The Company has ownership or license or legal right to use all patents, patent applications, copyrights, trade secrets, know-how, sequence information, data, knowledge and information including chemical manufacturing data, specifications, formulations, testing and development data and tools for the discovery and development of products and technology, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, patent applications, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings that have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties that are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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(m)          Environmental Laws.

(i)          The Company and each subsidiary of the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is, to the knowledge of the Company, no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary of the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)         To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary of the Company.

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(iii)         The Company and each subsidiary of the Company (i) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (ii) is in compliance with all terms and conditions of any such permit, license or approval.

(n)          Title.  The Company and each subsidiary of the Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, the Company and each subsidiary of the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(o)          Internal Accounting Controls.  Except as set forth in the Company’s SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as set forth in the Company’s SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)          No Material Adverse Breaches, etc.  Neither the Company or any subsidiary of the Company is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the Company’s SEC Filings, neither the Company or any subsidiary of the Company is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(q)          Tax Status.  The Company and each subsidiary of the Company has made and filed all U.S. federal and state, income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary of the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(r)          Certain Transactions.  Except for arm’s length transactions pursuant to which the Company and subsidiaries of the Company make payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary of the Company is presently a party to any transaction with the Company or any subsidiary of the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)          Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(t)          Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.

(u)          Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any Broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of the Placement Agent Fee to the Placement Agent, as applicable.

(v)         Insurance.  The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

(w)          Material Changes.  Since the respective date of the latest consolidated balance sheet of the Company included in the financial statements contained within the SEC Reports, except as specifically disclosed in the Company’s SEC Filings, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the Company’s SEC Filings, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of their assets are bound or subject, and (vii) except for the issuance of the Notes contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company nor its businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the Company’s SEC Filings.

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(x)          Transactions With Affiliates and Employees.  None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the Company’s SEC Filings.

(y)          Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Filings (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

(z)          Disclosure Materials.  The Company’s SEC Filings taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(aa)         Investment Company.  The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.          COVENANTS.

(a)          Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)          Form D.  The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Notes (and the Registrable Shares), or obtain an exemption for the Notes (and the Registrable Shares) for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and foreign jurisdictions, as applicable, and shall provide evidence of any such action so taken to the Buyers.

(c)          Reporting Status.  If and when any Registrable Shares are issued, until the date on which the Buyer(s) shall have sold all the Registrable Shares, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its reasonable commercial efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

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(d)          Use of Proceeds.  The Company shall use the net proceeds from the sale of the Notes (after deducting fees and expenses (including brokerage fees, legal fees and expenses and fees payable to the Escrow Agent)) for working capital and general corporate purposes.

(e)          Listings or Quotation.  The Company shall use its best efforts to maintain the listing or quotation of its Common Stock upon the OTCQB tier of the OTC marketplace.

(f)          Resales Absent Effective Registration Statement.  Each of the Buyers understands and acknowledges that (i) the Transaction Documents will, if applicable, require the Company to issue and deliver any Registrable Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) Buyer is aware that resales of such Registrable Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

(g)          Indemnification of Buyers and the Company. (i)  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Notes hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes (and, if applicable, the Registrable Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee or Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by the Company or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnitee against the Company or others, and any liabilities the Company may be subject to pursuant to law.

(ii)  In consideration of the Company’s execution and delivery of this Agreement and the sale of the Notes hereunder, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities, incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by the Buyer or (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Indemnitee against the Buyer or others, and any liabilities the Buyer may be subject to pursuant to law.

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(h)          Delivery of Notes and Other Transaction Documents.  Promptly after the Closing Date, but in no instance more than seven (7) business days after the Closing, the Company shall deliver to the Buyer(s), the Notes, in the respective amounts set forth on the Buyer Omnibus Signature Pages affixed hereto, together with fully-executed copies of this Agreement and the Security Agreement, each duly executed on behalf of the Company.

(i)          Company CEO.  Following the First Closing, the Company shall endeavor to locate and appoint a qualified President and Chief Executive Officer with commercial drug development experience, which such appointment shall be subject to the reasonable approval of the Company’s full Board of Directors and prior to the First Closing, Arthur H. Tinkelenberg shall no longer serve as the Company’s President and Chief Executive Officer.

(j)          Authority of Collateral Agent.  Buyer hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto, and grants and affirms the immunities and indemnities provided to the Collateral Agent Related Persons (as defined below) and their affiliates in the Security Agreement. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Agreement or otherwise exist against the Collateral Agent in its capacity as such. Buyer acknowledges that none of the Collateral Agent Related Persons has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Collateral Agent Related Person to Buyer. Buyer represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement and to invest in the Note. Buyer also represents that it will, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required by the Security Agreement or this Agreement to be furnished to the Buyer by the Collateral Agent, the Collateral Agent in its capacity as such shall not have any duty or responsibility to provide Buyer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Collateral Agent Related Persons. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder or under the Security Agreement, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

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5.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to the Buyer(s) at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)          Each Buyer shall have executed this Agreement and completed and executed the Investor Certification, the Investor Profile and the Anti-Money Laundering Information Form and delivered them to the Company, and the Buyer’s subscription to purchase Notes has been accepted by the Company in its sole and reasonable discretion.

(b)          The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Notes in respective amounts as set forth on the signature page(s) affixed hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)          The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the applicable Closing Date.

(d)          With respect to the First Closing, proceeds from the sale of the Notes of not less than the Minimum Amount shall be in escrow pursuant to the Escrow Agreement.

6.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer(s) hereunder to purchase the Notes at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions:

(a)          The representations and warranties of the Company contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

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(b)          The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Notes and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

(c)          The Buyers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers.

(d)         The Company shall have delivered to the Buyers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Notes, certifying the current versions of its Certificate of Incorporation and By-laws (or equivalent documents), certifying as to the good standing of the Company in the jurisdiction of its formation and in jurisdictions authorized to conduct business, and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

(e)           Legal Opinion.  Duane Morris LLP, counsel to the Company, shall deliver an opinion addressed to the Buyers and the Placement Agent, dated as of the date of the First Closing, in form and substance reasonably acceptable to the Buyers and Placement Agent.

7.           GOVERNING LAW: MISCELLANEOUS.

(a)          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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(b)          Irrevocable Subscription.  Each of the Buyers hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Buyer, except as required by applicable law, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Buyer is more than one person, the obligations of the Buyer hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

(c)          Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that the Company will, at the First Closing, pay $20,000 to the Placement Agent as a non-accountable expense allowance, pay the legal fees of Placement Agent’s counsel in the amount of $50,000, and reimburse Placement Agent’s counsel’s for its reasonable Offering expenses in the amount of up to $5,000.

(d)          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)          Severability.  The invalidity of any of the provisions of this Agreement shall not invalidate or otherwise affect any of the other provisions of this Agreement, which shall remain in full force and effect.

(g)          Entire Agreement, Amendments.  This Agreement together with the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein or therein. This Agreement may be amended only by an instrument in writing executed by the party to be charged with enforcement.

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(h)          Notices.  All notice and other communications hereunder which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc.
200 Cambridge Park Drive, Suite 2000
Cambridge, MA 02148
Attention: General Counsel

With a copy to:	Duane Morris LLP
(which shall not	1540 Broadway
constitute notice)	New York, NY 10036
Attention: Michael D. Schwamm, Esq.

If to the Buyer(s), to its address and facsimile number set forth on the Buyer Omnibus Signature Page affixed hereto. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(i)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement and its rights and obligations hereunder and under the Notes to an affiliated entity without the consent of any Buyer if simultaneously therewith the affiliated entity assumes the obligations of the Company under this Agreement.

(j)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)          Survival.  The representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3 shall survive the Closing for a period of twelve (12) months following the date on which all of the Notes are repaid in full. The covenants contained in Sections 4 and 7 shall survive for the maximum period permitted by law. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(l)          Publicity.  The Company shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

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(m)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)          Termination.  In the event that the First Closing shall not have occurred with respect to the Buyers on or before July 22, 2016 (subject to a fifteen day extension upon the mutual agreement of the Company and the Placement Agent) due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Buyer, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.

(o)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p)          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(q)          ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

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What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.	As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

(r)          Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Note and Security Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and such related agreements, it is hereby agreed that the execution by the Buyer of this Agreement, in the place set forth on the Buyer Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of this Subscription Agreement and the Security Agreement, with the same effect as if such separate but related agreement were separately signed.

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IN WITNESS WHEREOF, the Buyers and the Company have caused this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:	/s/ Kevin G. Sarney
Name:	Kevin G. Sarney
Title:	Vice President of Finance,
Chief Accounting Officer and Treasurer

BUYERS:

The Buyers executing the Omnibus Signature Page attached hereto as Annex A and the documents annexed thereto and delivering the same to the Company or their agents shall be deemed to have executed this Subscription Agreement and agreed to the terms hereof.

To subscribe for Notes in the private offering of Enumeral Biomedical Holdings, Inc.:

1.	Date and Fill in the principal amount of Notes being purchased and Complete and Sign the Buyer Omnibus Signature Page of the Subscription Agreement, attached as Annex A.

2.	Initial the Investor Certification attached as Annex B.

3.	Complete and Sign the Investor Profile attached as Annex C.

4.	Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.

5.	Fax or email all forms and then send all signed original documents to:

CKR Law LLP
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Facsimile Number: 212.259.8200
Telephone Number: 212.259.7300
Attention: Kathleen L. Rush
Email: krush@ckrlaw.com

6.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the principal amount of Notes you are offering to purchase according to the following instructions:

Bank Name:	PNC Bank
Bank Address:	300 Delaware Avenue Wilmington, DE 19801
ABA/Routing #:	031100089
SWIFT Code:	PNCCUS33
Account Name:	Delaware Trust Company
Account Number:	5605012373
FFC:	Enumeral Biomedical Holdings, Inc. Subscription Escrow #2; Account # 79-2702
MUST INCLUDE THE SUBSCRIBER’S NAME

Annex A

Buyer Omnibus Signature Page

to

Subscription Agreement and

Security Agreement

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,1 2016 (the “Subscription Agreement”), between the undersigned, Enumeral Biomedical Holdings, Inc. (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Security Agreement (the “Security Agreement”), among the undersigned, the Company, the Collateral Agent and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Subscription Agreement and the Security Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase US$____________ principal amount of Notes (to be completed by the Buyer) under the Subscription Agreement.

BUYER (individual)	BUYER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:

Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

Dated: ________________________

1 Will reflect the Closing Date. Not to be completed by Buyer.

Annex B

ENUMERAL BIOMEDICAL HOLDINGS, INC.

INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of ENUMERAL BIOMEDICAL HOLDINGS, INC.

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (Each such person must check the appropriate box above and Annex - the Personal Investor Information Sheet below) .

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Annex B (cont’d)

For Non-U.S. Person Investors

(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.	the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

Annex C

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Investor Profile

(Must be completed by Investor)

Section–A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:

Joint Party Date of Birth:	Investment Experience (Years):

Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:                            _____ 15% or below                       _____ 25% - 27.5%                            _____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:                                                Home Fax:                                                  Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:                                               Bus. Fax:                                                      Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Promissory Note Delivery Instructions

____ Please deliver promissory note to the Employer Address listed in Section A.

____ Please deliver promissory note to the Home Address listed in Section A.

____ Please deliver promissory note to the following address:

Section C – Form of Payment – Wire Transfer

____ Wire funds from my outside account according to Section 1(a) of the Subscription Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature	Date

*        For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

Annex D

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:

YEARLY INCOME:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE ENTITIES:

YEARLY INCOME:____________ NET WORTH:____________

TYPE OF BUSINESS: ____________________________________

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

1.	IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUND. Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

EXHIBIT A

Form of Note

EXHIBIT B

Form of Security Agreement